Exhibit 99.2

TRUE NATURE HOLDING EXPANDS SENIOR TEAM, NAMES MR. JAMES CRONE, PRESIDENT AND TO BOARD OF DIRECTORS

RECOGNIZES IMPORTANCE OF DIGITAL AND “DIRECT TO CONSUMER” MARKETING

ATLANTA, Oct. 04, 2018 (GLOBE NEWSWIRE) -- True Nature Holding, Inc. (TNTY) (the "Company" or "True Nature", www.truenatureholding.com) today announced that it has appointed Mr. James (“Jim”) Crone, age 54, to its Board of Directors, and to the position of President. Mr. Crone is a veteran in the marketing and sales arena with over 25 years-experience including senior positions with both large and smaller boutique advertising agency operations. He will be fully responsible for all marketing and sales responsibilities specifically, in addition to his general management responsibilities.

“Jim is a perfect addition to the team at this time. As we further develop our growth plans it is key that we carefully map out a game plan for marketing and sales of our new products and services. He is a marketing leader experienced in creative problem solving, business growth, digital marketing, and organizational development. With the addition of his insight and research, we believe we can enter the markets more cost effectively, and with greater likelihood of success,” said Louis DeLuca, COO of the Company. He continued, “The healthcare marketplace is shifting rapidly toward a “direct to consumer” approach, where the user may see purely a commoditized set of offerings, versus the relationships that a patient and provider had in the past. We believe we can help the providers find methods to market their products that help them differentiate themselves using technology, and in doing so help engage the patient in ways that make the relationship “sticky” and improve outcomes at lower costs.”

“I see this moment in the transition of the healthcare industry as pivotal, as it shifts toward a consumer products focus, and the years of experience I have in marketing, advertising and research can readily be applied to help True Nature's clients find the tool necessary to better compete and help their clients improve their lifestyle at the same time: said Crone. “I have been aware of the Company for some time now, and believe the moment is right for them to move quickly to position themselves through the latest digital marketing techniques. It is an important moment for the Company and for me personally. I am looking forward to serving our shareholder base and our clients,” he explained.

His experiences are as follows: From 2014 to 2018 he was a Partner with Ames Scullin O'Haire (ASO Advertising) where was a partner and subject matter expert in business strategy, operations, research, and digital marketing with responsibility for the business success of clients including; Mitsubishi Electric Heating & Cooling, Georgia Aquarium, Mello Yello, Printpack, and Valor Hospitality. He successfully led the transition of an e-commerce client to a digitally-focused campaign resulting in 400%+ increase in ROI achieved by reducing cost per lead and increasing conversion rates, and he established the agency’s pay-per-click (PPC) and social media practices resulting in significant growth. From 2008 until 2014 he was EVP, Managing Director at The Partnership of Atlanta, an Atlanta based firm focused on digital advertising and design. He was responsible for leading new business initiatives resulting in some of the largest agency account wins in its 30-year history including: Alere Healthcare, ATC Income Tax, Crowne Plaza, IHG Army Hotels, First Option Mortgage, Ferrari/Maserati Atlanta, Park ’N Fly, Peach Pass/SRTA, SkyView, and Southstar Energy. While there he established agency’s first digital, social and media teams with capabilities including: broadcast media buying, digital advertising, social media, and paid search.

From 2007 until 2008 he was SVP, Account Director at Sparks Grove Digital, A North Highland Consulting Company where he directed digital customer experience initiatives for CNL Financial Services and Turner Entertainment. From 2001 until 2005 he was a Senior Executive at Huey/Paprocki Advertising where he was responsible for business growth & strategic planning for one of Atlanta's top creative ad agencies. His account wins included; BlueLinx, CBL Properties, Hitachi Tools, ING, JERZEES Apparel, and Vectren. He drove agency’s organic search initiatives resulting in traffic increases of 300%+ and new business. The agency was recognized as the top Atlanta creative firm via a profile in Communications Arts magazine. Prior to that, from 2000 to 2001 he was Director of Marketing & Communications for Idapta Software, A CMGI and SAP Ventures Company. From 1997 until 2000 he was Partner, Director of Account Management at DWP Technology, now JWT Atlanta. From 1996 until 1997 he was Senior Vice President, Account Director at BBDO Advertising. Prior to that he was Worldwide Account Manager & General Manager – Ogilvy Interactive/Ogilvy & Mather (1994 – 1996), Vice President Account Supervisor at LINTAS: New York (1990 – 1994), Commercial Account Representative for PRODIGY Services Company (1985 – 1990).

His education includes a Master of Business Administration, Pace University (1990), B.B.A. - cum laude, Pace University (1986). He attended the United States Military Academy, West Point (1981). He is a graduate of the United States Air Force (USAF) Air War College, Air Command and Staff College, and, Squadron Officers College professional military education programs, . His volunteer work includes: Volunteer Director, Atlanta Ad Club (6 years), Group and Squadron Commander with the Georgia Wing Civil Air Patrol (CAP) .

Mr. Crone will be compensated through a combination of cash and equity issuances, in the same manner as other executives in the Company. He will have a base pay of $100,000 per year, and target bonus of the same, through these amounts will accrue until such time as the Board determines its cash needs can support the expense. He will receive a total of 600,000 restricted shares, all of which are subject to certain reverse vesting conditions over up to three (3) years. He will also receive any other benefits otherwise awarded to other executives in similarly situated positions. He had already received a customary issuance of 100,000 shares of restricted stock in conjunction with a previous appointment to the Company as an advisory, and therefore will forego the similar stipend normally provided to members of the Board of Directors. He will also serve as interim CFO, though the Company believes it has a number of candidates for that role and hopes to name a permanent executive to that slot shortly.

The Mission of True Nature Holding, Inc.
To leverage new technologies and services to improve healthcare and outcome for individuals, their families, and their pets. We believe we can reduce the cost of healthcare, while improving the quality of life using Telehealth and Telemedicine Solutions.

We are building healthcare applications that focus on: patient engagement, care coordination, remote monitoring, data analytics, and may include Blockchain RX(TM) to provide applications for market participants in healthcare through the encryption of sensitive data.

Our approach is to develop these business opportunities as individual "threads" in response to client needs, ultimately creating and end-to-end set of solutions from the end user up to the healthcare provider, or veterinary professional. Further we expect to assist suppliers to the healthcare industry by allowing them to access unique technologies that bind them with their clients in a "top-down" distribution model.

We recognize it will take the investment of major market participants like Apple, Amazon, IBM, hospitals, healthcare networks, pharmacy and other providers for us to achieve critical mass. In consideration of this reality, we expect to work with these market makers in collaboration, and in support of the ultimate user, the individual, and their pets. The day of "direct-to-consumer" healthcare, including "the humanization of our pets" is upon us, and we hope to be key parties to their evolution, and success.

Statement Under the Private Securities Litigation Reform Act
As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Investor Contact:
Mr. Louis DeLuca, COO
contact@truenatureholding.com
844-383-TNTY (8689)
SOURCE: True Nature Holding, Inc.